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                                                                   EXHIBIT 10.28



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                               AGENCY AGREEMENT

                          Dated as of February 26, 2001

                                     between

                         SHURGARD STORAGE CENTERS, INC.,
                            as the Construction Agent

                                       and

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
             as Owner Trustee under the Storage Centers Trust 2001,
                                  as the Lessor

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                                TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----
ARTICLE I DEFINITIONS; RULES OF USAGE ..........................................       1
        1.1    Definitions .....................................................       1
        1.2    Interpretation ..................................................       2

ARTICLE II APPOINTMENT OF THE CONSTRUCTION AGENT ...............................       2
        2.1    Appointment .....................................................       2
        2.2    Acceptance and Undertaking ......................................       4
        2.3    Term ............................................................       5
        2.4    Scope of Authority ..............................................       5
        2.5    Delegation of Duties ............................................       6
        2.6    Covenants of the Construction Agent .............................       6
        2.7    Construction Period Cure Option .................................       7

ARTICLE III THE PROPERTIES .....................................................       8
        3.1    Construction ....................................................       8
        3.2    Amendments; Modifications .......................................       8
        3.3    Abandonment or Permanent Discontinuance .........................       9

ARTICLE IV PAYMENT OF FUNDS ....................................................       9
        4.1    Right to Receive Construction Cost ..............................       9

ARTICLE V EVENTS OF DEFAULT ....................................................      10
        5.1    Events of Default ...............................................      10
        5.2    Damages .........................................................      11
        5.3    Remedies; Remedies Cumulative ...................................      11

ARTICLE VI THE LESSOR'S RIGHTS .................................................      12
        6.1    Exercise of the Lessor's Rights .................................      12
        6.2    The Lessor's Right to Cure the Construction Agent's Defaults ....      12

ARTICLE VII MISCELLANEOUS ......................................................      13
        7.1    Notices .........................................................      13
        7.2    Successors and Assigns ..........................................      13
        7.3    GOVERNING LAW ...................................................      13
        7.4    SUBMISSION TO JURISDICTION; VENUE; WAIVERS ......................      13
        7.5    Amendments and Waivers ..........................................      13
        7.6    Counterparts ....................................................      13
        7.7    Severability ....................................................      14
        7.8    Headings and Table of Contents ..................................      14
        7.9    WAIVER OF JURY TRIAL ............................................      14
        7.10   Incorporation of Lease Provisions ...............................      14


                                       i

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                                AGENCY AGREEMENT


        THIS AGENCY AGREEMENT, dated as of February 26, 2001 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Agreement"), between FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association ("FSB"), as Owner Trustee under the Storage Centers Trust 2001 (the "Lessor") and SHURGARD STORAGE CENTERS, INC., a Washington corporation (the "Construction Agent").


                              PRELIMINARY STATEMENT

        A. The Lessor and the Construction Agent are parties to that certain Lease Agreement dated as of even date herewith (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Lease"), pursuant to which the Construction Agent, as lessee (in such capacity, the "Lessee") has agreed to lease certain Land, Improvements and Equipment and/or to sublease a ground leasehold in certain Properties subject to one or more Ground Leases from the Lessor.

        B. In connection with the execution and delivery of the Participation Agreement, the Lease and the other Operative Agreements, and subject to the terms and conditions hereof, (i) the Lessor desires to appoint the Construction Agent as its sole and exclusive agent in connection with the identification and acquisition or ground lease of the Properties (provided, title to the Properties shall be held in the name of the Lessor, except that the interest of the Lessor in certain of the Properties shall be a ground leasehold interest pursuant to one or more Ground Leases, if requested by the Construction Agent) and the development, acquisition, installation, construction and testing of the Improvements and the Equipment in accordance with the Plans and Specifications and (ii) the Construction Agent desires, for the benefit of the Lessor, to identify and acquire or ground lease the Properties and to cause the development, acquisition, installation, construction and testing of the Improvements, the Equipment and the other components of the Properties in accordance with the Plans and Specifications and to undertake such other liabilities and obligations as are herein set forth.

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:


                                    ARTICLE I
                           DEFINITIONS; RULES OF USAGE

        1.1     DEFINITIONS.

               For purposes of this Agreement, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in Appendix A to that certain

Participation Agreement dated as of February 26, 2001 (as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof, the "Participation Agreement") among the Construction Agent, the various parties thereto from time to time, as Guarantors, the Lessor, the various banks and lending institutions parties thereto from time to time, as Holders, the various banks and lending institutions parties thereto from time to time, as Lenders, and Bank of America, N.A., as the agent for the Lenders and respecting the Security Documents, as the agent for the Secured Parties. Unless otherwise indicated, references in this Agreement to articles, sections, paragraphs, clauses, appendices, schedules and exhibits are to the same contained in this Agreement.

        1.2     INTERPRETATION.

               The rules of usage set forth in Appendix A to the Participation Agreement shall apply to this Agreement.


                                   ARTICLE II
                      APPOINTMENT OF THE CONSTRUCTION AGENT

        2.1     APPOINTMENT.

        Subject to the terms and conditions hereof, the Lessor hereby irrevocably designates and appoints the Construction Agent as its exclusive agent and as general contractor, and the Construction Agent accepts such appointment, in connection with the identification and acquisition from time to time of the Properties (provided, title to the Properties shall be held in the name of the Lessor, except that the interest of the Lessor in certain Properties shall be a ground leasehold interest pursuant to one or more Ground Leases if requested by the Construction Agent) and the development, acquisition, installation, construction and testing of the Improvements, the Equipment and the other components of the Properties in accordance with the Plans and Specifications on the Land, and pursuant to the terms of the Operative Agreements. Notwithstanding any provisions hereof or in any other Operative Agreement to the contrary, the Construction Agent acknowledges and agrees that the Lessor shall advance no more than the sum of the aggregate Available Commitments plus the aggregate Available Holder Commitments of the Holders in regard to the Properties.

        After the Construction Agent gains knowledge or a reasonable expectation that the aggregate of all amounts previously requested or thereafter to be requested as Advances with respect to any Property shall exceed the Construction Budget for such Property (each such circumstance, a "Cost Overrun") or that Completion for any Property shall not occur on or prior to the Construction Period Termination Date for such Property (each such circumstance, a "Construction Failure"), the Construction Agent shall promptly (and in any event within ten (10) Business Days of gaining such knowledge or expectation) notify the Agent in writing of the same. If at any time prior to the Construction Period Termination Date for any Property, (a)(i) the Lessor or the Agent shall have determined in its respective reasonable good faith judgment that a Cost Overrun or a Construction Failure shall occur with respect to such Property or
(ii)


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received any notice from the Construction Agent as referenced in the preceding provisions of this paragraph, and (b) if the Construction Agent shall have failed to complete a Construction Period Cure for such Property within the Cure Period with respect to such Property in accordance with Section 2.7, then, in any such case, upon the lapse of the Cure Period (if any), the Lessor shall have the option (at the direction of the Agent, acting with consent of the Majority Secured Parties) to replace the Construction Agent with a new construction agent selected by the Lessor (at the direction of the Agent, acting with consent of the Majority Secured Parties) to finalize the Completion of the Properties. The cost and expense incurred to finalize the Completion of the Properties as referenced in the preceding sentence shall be the responsibility of the Construction Agent and shall be payable by the Construction Agent on demand; provided, in no event shall the obligations of the Construction Agent for such costs and expenses exceed the Maximum Amount; provided, further, amounts expended by the Lessor to finalize the Completion of the Properties as referenced in the preceding sentence shall be added to the Property Cost.

        Costs in excess of each Construction Budget previously delivered to the Agent for each Property shall not be the responsibility of the Construction Agent (unless the Construction Agent elects to incur such costs as out-of-pocket expenses) but instead shall be paid by the Lenders and the Holders to the extent, but only to the extent, that (after taking into account such excess costs and any other items of excess cost which are then known to the Construction Agent or are reasonable for the Construction Agent to expect) the conditions precedent set forth in Section 5.4 of the Participation Agreement are satisfied.

        Subject to the Lenders and the Holders not agreeing to continue making Advances in accordance with the provisions of the next paragraph and in the event from time to time the Construction Agent gains knowledge or a reasonable expectation, or the Lessor or the Agent shall have determined in its respective reasonable good faith judgment, that a Cost Overrun or a Construction Failure shall occur, and if the Construction Agent shall have failed to complete a Construction Period Cure with respect to such Property in accordance with
Section 2.7, then the Construction Agent shall elect and comply (within ten (10) days of the Construction Agent gaining such knowledge or expectation or within ten (10) days of the Lessor's or the Agent's making such determination and giving written notice of the same to the Construction Agent) with one of the options set forth in the following subsections (i) or (ii) (collectively, the "Construction Agent Options"): (i) the Construction Agent shall pay to the Lessor, on a date designated by the Lessor, an aggregate amount equal to (A) the Termination Value for all, but not less than all, the Properties plus (B) any and all fees and expenses incurred by or on behalf of the Lessor or the Agent in connection with the Properties (including without limitation the transfer thereof) that are to be reimbursed by the Construction Agent or Lessee under the terms of the Operative Agreements, and on such date the Lessor shall transfer and convey to the Construction Agent all right, title and interest of the Lessor in and to the Properties in the manner provided in the Lease or (ii) the Construction Agent shall pay to the Lessor, on a date designated by the Lessor, an aggregate amount equal to the Maximum Amount and on and after such date, the Construction Agent shall be irrevocably deemed, without any further action, to have relinquished all right, title and interest in and to all, but not less than all, the Properties and to have transferred and conveyed all such right, title and interest to the Lessor. In connection with any transfer of the Properties as referenced above in this Section 2.1 by the Lessor to the Construction Agent, the Lessor shall execute and deliver to the Construction Agent, at the cost and expense of the


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Construction Agent (subject to the limitations described in the next sentence), each of the following: (v) a termination or assignment (as requested by the Construction Agent) of each applicable Ground Lease and special or limited warranty Deeds conveying each Property (to the extent it is real property not subject to a Ground Lease) to the Construction Agent free and clear of the Lien of the Lease, the Lien of the Credit Documents and any Lessor Liens; (w) a Bill of Sale conveying each Property (to the extent it is personal property) to the Construction Agent free and clear of the Lien of the Lease, the Lien of the Credit Documents and any Lessor Liens; (x) any real estate tax affidavit or other document required by law to be executed and filed in order to record the applicable Deed and/or the applicable Ground Lease termination; (y) FIRPTA affidavits and (z) such other instruments and documents as may be necessary in the jurisdiction in which each Property is located to consummate such transfer. The Lessor (at the discretion of the Agent) shall elect whether the out-of-pocket fees and expenses associated with the transfer of the Properties shall be paid by either (i) sales proceeds from the Properties, (ii) the Lessor (but only to the extent amounts are available therefor with respect to the Available Commitments and the Available Holder Commitments or each Lender and each Holder approves the necessary increases in the Available Commitments and the Available Holder Commitments to fund such fees and expenses) or (iii) the Construction Agent; provided, if the Construction Agent funds such fees and expenses (as referenced in subsection (iii)) then the Maximum Amount will be reduced accordingly, as more specifically described in the definition of "Maximum Amount". Amounts funded by the Lenders and the Holders with respect to the foregoing shall be added to the Property Cost. All of the foregoing documentation must be in form and substance reasonably satisfactory to the Lessor. Subject to the foregoing, all, but not less than all, the Properties shall be conveyed to the Construction Agent "AS-IS", "WHERE-IS" and in then present physical condition.

        In the event the costs in excess of any original or modified Construction Budget previously delivered to the Agent for any Property (other than such costs that the Construction Agent has incurred as out-of-pocket expenses) are not funded by the Lenders and the Holders because (after taking into account such excess costs and any other items of excess cost which are then known to the Construction Agent or are reasonable for the Construction Agent to expect) the conditions precedent set forth in Section 5.4 of the Participation Agreement are not satisfied, then if, but only if, the Majority Secured Parties agree at such time (but subject to Section 5.10 of the Participation Agreement),
(a) such excess costs shall be funded and (b) the Holder Commitments and the Lender Commitments shall be increased accordingly.

        2.2     ACCEPTANCE AND UNDERTAKING.

        The Construction Agent hereby unconditionally accepts the agency appointment and undertakes, for the benefit of the Lessor, to identify and acquire certain Properties (provided, title to the Properties shall be held in the name of the Lessor, except that the interest of the Lessor in certain Properties shall be a ground leasehold interest pursuant to one or more Ground Leases if requested by the Construction Agent) and the development, acquisition, installation, construction and testing of the Improvements, the Equipment and the other components of the Properties in accordance with the Plans and Specifications and the Operative Agreements.


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        2.3     TERM.

        This Agreement shall commence on the date hereof and, unless the Lessor (in its sole discretion) elects otherwise, this Agreement shall terminate with respect to a Property on the Construction Period Termination Date for such Property. If this Agreement expires prior to the Completion of all, but not less than all, the Properties, then the Lessor may hire a new construction agent (at the direction of the Agent) to finalize the Completion of all such Properties. The cost and expense incurred to finalize the Completion of the Properties as referenced in the preceding sentence shall be the responsibility of the Construction Agent and shall be payable by the Construction Agent on demand; provided, in no event shall the obligations of the Construction Agent for such costs and expenses exceed the Maximum Amount; provided, further, amounts expended by the Lessor to finalize the Completion of the Properties as referenced in the preceding sentence shall be added to the Property Cost.

        2.4     SCOPE OF AUTHORITY.

                (a) The Lessor hereby expressly authorizes the Construction Agent, or any agent or contractor of the Construction Agent, and the Construction Agent unconditionally agrees for the benefit of the Lessor, subject to Section 2.4(b), to take all action necessary or desirable for the performance and satisfaction of any and all of the Lessor's obligations under any construction agreement and to fulfill all of the obligations of the Construction Agent including without limitation:

                        (i) the identification and assistance with the
                acquisition of Properties in accordance with the terms and conditions of the Participation Agreement;

                        (ii) all design and supervisory functions relating to
                the development, acquisition, installation, construction and testing of the related Improvements, Equipment and other components of the applicable Property and performing all engineering work related thereto;

                        (iii) (A) negotiating, entering into, performing and
                enforcing all contracts and arrangements to acquire or ground lease the Properties and to procure the equipment necessary to construct the Properties and (B) negotiating, executing, performing and enforcing all contracts and arrangements to develop, acquire, install, construct and test the Improvements, the Equipment and the other components of the Properties on such terms and conditions as are deemed appropriate by the Construction Agent in its reasonable, good faith discretion;

                        (iv) obtaining all necessary permits, licenses,
                consents, approvals, entitlements and other authorizations, including without limitation all of the foregoing required for the Properties and the use and occupancy thereof and those required under applicable Law (including without limitation Environmental Laws), from all Governmental Authorities in connection with the development, acquisition, installation, construction and testing of the Improvements, the


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                Equipment and the other components of the Properties in
                accordance with the Plans and Specifications;

                        (v) maintaining all books and records with respect to
                the Properties and the construction, operation and management thereof; and

                        (vi) performing any other acts necessary in connection
                with the identification and acquisition or ground leasing of the Properties and the development, acquisition, installation, construction and testing of the related Improvements, Equipment and all other additional components of the Properties in accordance with the Plans and Specifications.

                (b) The Construction Agent shall have the right to enter into such contracts and agreements in its own name or through one or more Affiliates as it deems necessary or desirable to perform its obligations hereunder, but neither the Construction Agent nor any of its Affiliates or agents shall enter into any contract or consent to any contract in the name of the Lessor without the Lessor's prior written consent, such consent to be given or withheld in the exercise of the Lessor's reasonable discretion; provided, however, that (i) no such contract will increase the obligations of the Lessor beyond the obligations of the Lessor as are expressly set forth in the Operative Agreements and (ii) each such contract shall be expressly non-recourse to the Lessor on terms and conditions that are reasonably acceptable to the Lessor.

                (c) Subject to the terms and conditions of this Agreement and the other Operative Agreements, the Construction Agent shall have sole management and control over the installation, construction and testing means, methods, sequences and procedures with respect to the Properties.

        2.5     DELEGATION OF DUTIES

        The Construction Agent may execute any of its duties under this Agreement by or through agents, contractors, employees or attorneys-in-fact; provided, however, that no such delegation shall limit or reduce in any way the Construction Agent's duties and obligations under this Agreement.

        2.6     COVENANTS OF THE CONSTRUCTION AGENT.

        The Construction Agent hereby covenants and agrees that it will:

                (a) following the Construction Commencement Date for each Property, cause the development, acquisition, installation, construction and testing of such Property to be prosecuted in a good and workmanlike manner, and respecting each Property substantially in accordance with the applicable Plans and Specifications, the Construction Budget, the applicable contracts relating to the Improvements, the Equipment, other components of such Property and procurement of construction materials, the applicable


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        construction contracts, the applicable construction schedule, prevalent industry practices and otherwise in accordance with Section 3.1 hereof;

                (b) not commence construction with respect to any Improvements to a Property on a date that is within six (6) months prior to the Construction Period Termination Date for such Property;

                (c) subject to Sections 2.1 and 2.7, on or before the Construction Period Termination Date for any Property, cause the Completion Date for any Improvements to such Property to occur, in each case free and clear (by removal or bonding) of Liens or claims for materials supplied or labor or services performed in connection with the development, acquisition, installation, construction or testing thereof and otherwise in compliance with the other terms and provisions of the Operative Agreements;

                (d) subject to Sections 2.1 and 2.7, cause all outstanding punch list items with respect to any Property to be completed within six months following the Completion Date for such Property;

                (e) at all times subsequent to the initial Advance respecting a Property (i) cause good and marketable title to the applicable Property to vest in the Owner Trustee (except that the interest of the Lessor in certain Properties shall be a ground leasehold interest pursuant to one or more Ground Leases if requested by the Construction Agent) (ii) cause a valid, perfected, first priority Lien on the applicable Property to be in place in favor of the Agent (for the benefit of the Lenders and the Holders), (iii) file all necessary documents under the applicable real property law and Article 9 of the Uniform Commercial Code to perfect such title and Liens and (iv) not permit Liens (other than Permitted Liens) to be filed or maintained respecting the applicable Property;

                (f) no less than five (5) Business Days prior to the scheduled date for the initial Construction Advance to be made in connection with any Property, the Construction Agent shall deliver to the Agent (for the benefit of the Lessor) true, complete and correct copies of the Construction Budget therefor. Thereafter, the Construction Agent, on a monthly basis, shall deliver to the Lessor true, correct and complete copies of any material modifications of (including increases to) the Construction Budget and progress reports regarding the development, acquisition, installation, construction and testing of the Properties; and

                (g) procure insurance for the Properties during the Construction Period in accordance with the provisions of Article XIV of the Lease.

        2.7     CONSTRUCTION PERIOD CURE OPTION.

               Upon the occurrence of any Cost Overrun, Construction Failure or any event, condition or breach described in subsection (b) of the next paragraph, the Construction Agent


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shall promptly (and in any event within ten (10) Business Days of gaining knowledge or any reasonable expectation thereof) notify the Agent in writing of the same.

        Notwithstanding anything in this Agreement or any other Operative Agreement to the contrary, upon the occurrence of (a) any Cost Overrun or Construction Failure as defined in Section 2.1 or (b) except, in all cases, for any breach of any payment obligation owing by the Construction Agent or the Lessee to any Financing Party pursuant to the Operative Agreements, any breach of any Property-related obligation, covenant or warranty or any Property-related misrepresentation pursuant to the Operative Agreements by the Construction Agent or the Lessee, in each case which affects an individual Construction Period Property, if (i) the Construction Agent purchases or causes to be purchased such Construction Period Property for its Termination Value in accordance with subsections (v) through (z) of the fourth paragraph of Section 2.1 (the "Construction Period Cure"), (ii) such purchase is consummated, and the Termination Value of such Construction Period Property is paid to the Agent, within 30 days following the earliest of (A) the date on which the Construction Agent knows, or is deemed to know, of such occurrence and (B) the date any Financing Party notifies the Construction Agent of such occurrence (the "Cure Period"), and (iii) the aggregate Property Cost of all Properties subject to a Construction Period Cure does not at any time exceed $30,000,000, then, in each such case, neither the Lessor, the Agent nor any other Financing Party shall have the right, during such Cure Period, (y) to replace the Construction Agent or require the Construction Agent to elect a Construction Agent Option pursuant to Section 2.1 (in the case of an occurrence described in subsection (a) above) or (z) to declare a Default or an Event of Default and no such Default or Event of Default shall be deemed to have occurred (in the case of an occurrence described in subsection (b) above).


                                   ARTICLE III
                                 THE PROPERTIES

        3.1     CONSTRUCTION.

        The Construction Agent shall cause the Improvements, the Equipment and all other components of the Properties to be developed, acquired, installed, constructed and tested in compliance with all Legal Requirements, all Insurance Requirements, all manufacturer's specifications and standards and the standards maintained by the Construction Agent for similar properties owned or operated by the Construction Agent, unless non-compliance, individually or in the aggregate, shall not have and could not be reasonably expected to have a Material Adverse Effect.

        3.2     AMENDMENTS; MODIFICATIONS.

                (a) The Construction Agent may at any time revise, amend or modify the Plans and Specifications with respect to any Property without the consent of the Lessor; provided, that any such amendment to such Plans and Specifications does not result (i) in the Completion Date of the Improvements on such Property occurring on or after the Construction Period Termination Date for such Property, (ii) in the cost of such


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        Improvements or the Property Cost for such Property exceeding the amount of the Construction Budget for such Property or (iii) the aggregate cost of all Improvements or the aggregate Property Costs exceeding an amount equal to the sum of the then aggregate Available Commitments plus the then aggregate Available Holder Commitments (reduced by the Unfunded Amount, if any).

                (b) The Construction Agent agrees that it will not implement any revision, amendment or modification to the Plans and Specifications for any Property if the aggregate effect of such revision, amendment or modification, when taken together with any previous or contemporaneous revision, amendment or modification to the Plans and Specifications for any Property, would cause a material reduction in value in excess of the cost reduction of such revision, amendment or modification of the Property when completed, unless such revision, amendment or modification is required by Legal Requirements.

        3.3     ABANDONMENT OR PERMANENT DISCONTINUANCE.

        Until termination of the Lease Agreement and the Agency Agreement, the Construction Agent shall promptly and diligently complete the development, acquisition, refinancing, installation, construction and testing of each Construction Period Property substantially in accordance with the Plans and Specifications and with the terms hereof and cause the Completion Date with respect to such Construction Period Property to occur on or prior to the Construction Period Termination Date.

        If the Construction Agent shall abandon or permanently discontinue the construction and development of one or more Construction Period Properties, then the Construction Agent shall pay to the Lessor, on a date designated by the Lessor, an aggregate amount equal to the liquidated damages amount referenced in
Section 5.3(b) of this Agreement regarding all, but not less than all, Properties. On such date, Lessor shall deliver the Properties to the Construction Agent in accordance with Sections 2.1(w) through (z).

                                   ARTICLE IV
                                PAYMENT OF FUNDS

        4.1     RIGHT TO RECEIVE CONSTRUCTION COST.

                (a) In connection with the development, acquisition, installation, construction and testing of any Property and during the course of the construction of the Improvements on any Property, the Construction Agent may request that the Lessor advance funds for the payment of Property Acquisition Costs or other Property Costs, and the Lessor will comply with such request to the extent provided for under the Participation Agreement. The Construction Agent and the Lessor acknowledge and agree that the Construction Agent's right to request such funds and the Lessor's obligation to advance such funds for the payment of Property Acquisition Costs or other Property Costs is subject in all respects to the terms and conditions of the Participation Agreement and each of the other Operative Agreements. Without limiting the generality of the foregoing it is specifically understood and agreed that in no event shall the aggregate amounts advanced by the Lenders and the Holders for Property Acquisition Costs or other Property Costs and any other amounts due and owing hereunder or under any of the other Operative Agreements exceed the sum of the aggregate Commitments of the Lenders plus the aggregate amount of the Holder Commitments, including without limitation such amounts owing for (i) development, acquisition, installation, construction and testing of the Properties, (ii) additional amounts which accrue or become due and owing under the Credit Agreement or Trust Agreement as obligations of the Lessor prior to any Completion Date or
        (iii) any other purpose.

                (b) The proceeds of any funds made available to the Lessor to pay Property Acquisition Costs or other Property Costs shall be made available to the Construction Agent in accordance with the Requisition relating thereto and the terms of the Participation Agreement. The Construction Agent will use such proceeds only to pay the Property Acquisition Costs or other Property Costs set forth in the Requisition relating to such funds.


                                    ARTICLE V
                                EVENTS OF DEFAULT

        5.1     EVENTS OF DEFAULT.

        If any one or more of the following events (each an "Event of Default") shall occur:

                (a) the Construction Agent fails to apply any funds paid by the Lessor to the Construction Agent in a manner consistent with the requirements of the Operative Agreements and as specified in the applicable Requisition for the development, acquisition, installation, construction and testing of the Properties and related Improvements and Equipment or otherwise respecting the Properties to the payment of Property Acquisition Costs or other Property Costs;

                (b) the Construction Agent shall fail to make any payment required pursuant to the terms of this Agreement (including without limitation pursuant to Sections 2.1 and 3.3) within three (3) Business Days after receipt of notice that the same has become due and payable;

                (c) any Event of Default (as such term is defined in Appendix A to the Participation Agreement) shall have occurred and not be cured within any cure period expressly permitted under the terms of the applicable Operative Agreement; and

                (d) the Construction Agent shall materially breach any of its representations or warranties under any Operative Agreement or shall fail to observe or perform any term, covenant or condition of any Operative Agreement other than as set forth in paragraphs (a), (b) or
        (c) of this Section 5.1 and such failure to observe or perform any such term, covenant or condition shall continue for more than fifteen
        (15) days after the Construction Agent either has gained knowledge thereof or has received notice thereof;

and if the Construction Agent shall have failed to complete a Construction Period Cure for a Property within the Cure Period with respect to such Property in accordance with Section 2.7 so as to eliminate the conditions giving rise to such Event of Default, then, in any such case, upon the lapse of such Cure Period (if any), the Lessor may, in addition to the other rights and remedies provided for in this Agreement, terminate this Agreement by giving the Construction Agent written notice of such termination and upon the expiration of the time fixed in such notice and the payment of all amounts owing by the Construction Agent hereunder (including without limitation any amounts specified under Section 5.3 hereof), this Agreement shall terminate. The Construction Agent shall pay all costs and expenses incurred by or on behalf of the Lessor, including without limitation fees and expenses of counsel, as a result of any Event of Default hereunder.

        5.2     DAMAGES.

        The termination of this Agreement pursuant to Section 5.1 shall in no event relieve the Construction Agent of its liability and obligations hereunder, all of which shall survive any such termination.

        5.3     REMEDIES; REMEDIES CUMULATIVE.

                (a) If an Event of Default shall have occurred and be continuing, the Lessor shall have all rights available to the Lessor under the Lease and the other Operative Agreements and all other rights otherwise available at law, equity or otherwise.

                (b) Upon the occurrence and during the continuation of an Event of Default, the Lessor shall have (in addition to its rights otherwise described in this Agreement or existing at law, equity or otherwise) the option (and shall be deemed automatically, and without any further action, to have exercised such option upon the occurrence of any Lease Event of Default arising under Sections 17.1(g), (h) or (i) of the Lease) to transfer and convey to the Construction Agent upon a date designated by the Lessor all right, title and interest of the Lessor in and to any Construction Period Property or Properties (including without limitation any Land and/or any Improvements, any interest in any Improvements, any Equipment and any Property then under construction). On any transfer and conveyance date specified by the Lessor pursuant to this Section 5.3(b), (i) the Lessor shall transfer and convey (at the cost of the Construction Agent) all right, title and interest of the Lessor in and to any or all such Construction Period Properties free and clear of the Lien of the Lease and all Lessor Liens, (ii) the Construction Agent hereby covenants and agrees that it will accept such transfer and conveyance of right, title and interest in and to the respective Construction Period Property or Construction Period Properties and (iii) the Construction Agent hereby promises to pay to the Lessor, as liquidated damages (it being agreed that it would be impossible accurately to determine actual damages), an aggregate amount equal to the Termination Value of any or all such Construction Period Properties. The Construction Agent specifically acknowledges and agrees that its obligations under this Section 5.3(b), including without limitation its obligations to accept the transfer and conveyance of Construction Period Properties and its payment obligations described in subparagraph (iii) of this Section 5.3(b), shall be absolute and unconditional under any and all circumstances and shall be performed and/or paid, as the case may be, without notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever. Notwithstanding the foregoing provisions of this
        Section 5.3(b), the Lessor shall have the right in its sole discretion to rescind any exercise of its option under this Section 5.3(b) upon the giving of its written confirmation of such rescission to the Construction Agent on or prior to the earlier to occur of (a) the actual date of transfer and (b) the date one hundred and twenty (120) days after the date the Lessor has given notice of its intent to transfer and convey any Property to the Construction Agent as referenced above in this Section 5.3(b).

                (c) Without limiting Section 2.7, the Construction Agent shall have the right to cure an Event of Default hereunder with respect to any given Property by purchasing such Property from the Lessor (to the extent no Event of Default is continuing with respect to any other Property remaining subject to this Agreement or any other matter after such purchase) for an amount equal to the liquidated damages amount set forth in Section 5.3(b) of this Agreement.

                (d) No failure to exercise and no delay in exercising, on the part of the Lessor, any right, remedy, power or privilege under this Agreement or under the other Operative Agreements shall operate as a waiver thereof; nor shall any single or partial exercise of any right remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.


                                   ARTICLE VI
                               THE LESSOR'S RIGHTS

        6.1     EXERCISE OF THE LESSOR'S RIGHTS.

        Subject to the Excepted Payments, the Construction Agent and the Lessor hereby acknowledge and agree that, subject to and in accordance with the terms of the Security Agreement made by the Lessor in favor of the Agent, the rights and powers of the Lessor under this Agreement have been assigned to the Agent.

        6.2     THE LESSOR'S RIGHT TO CURE THE CONSTRUCTION AGENT'S DEFAULTS.

        The Lessor, without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) remedy any Event of Default for the account of and at the sole cost and expense of the Construction Agent. All out-of-pocket costs and expenses so incurred (including without limitation fees and expenses of counsel), together with interest thereon at the

Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be paid by the Construction Agent to the Lessor on demand.


                                   ARTICLE VII
                                  MISCELLANEOUS

        7.1     NOTICES.

        All notices required or permitted to be given under this Agreement shall be in writing and delivered as provided in Section 12.2 of the Participation Agreement.

        7.2     SUCCESSORS AND ASSIGNS.

        This Agreement shall be binding upon and inure to the benefit of the Lessor, the Construction Agent and their respective successors and the assigns of the Lessor. The Construction Agent may not assign this Agreement or any of its rights or obligations hereunder or with respect to any Property in whole or in part to any Person without the prior written consent of the Agent, the Lenders, the Holders and the Lessor.

        7.3     GOVERNING LAW.

        THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF WASHINGTON (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

        7.4     SUBMISSION TO JURISDICTION; VENUE; WAIVERS

        THE PROVISIONS OF THE PARTICIPATION AGREEMENT RELATING TO SUBMISSION TO JURISDICTION AND VENUE ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

        7.5     AMENDMENTS AND WAIVERS.

        This Agreement may not be terminated, amended, supplemented, waived or modified except in accordance with the provisions of Section 12.4 of the Participation Agreement.

        7.6     COUNTERPARTS.

        This Agreement may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        7.7     SEVERABILITY.

        Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        7.8     HEADINGS AND TABLE OF CONTENTS.

        The headings and table of contents contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        7.9     WAIVER OF JURY TRIAL.

        TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, THE LESSOR AND THE CONSTRUCTION AGENT IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND ANY COUNTERCLAIM THEREUNDER.

        7.10    INCORPORATION OF LEASE PROVISIONS.

        Regardless of whether the Term of the Lease has commenced, the Construction Agent and the Lessor agree that Articles XIV, XV, XVII, XVIII, XXIV, XXV, XXVI, XXVII, XXIX and XXX of the Lease Agreement and any other Articles or Sections of the Lease Agreement that are referenced in any Operative Agreement are hereby incorporated by reference into this Agreement to the same extent and with the same effect as if set forth fully herein.

        The above-referenced incorporated provisions shall be in effect as if the Lease Agreement were in effect for all Properties from and after the date of this Agreement. For purposes of the above-referenced incorporated provisions, the Construction Agent shall be responsible for all matters for which the Lessee is referenced as a responsible party in such provisions. Any out-of-pocket expense for which the Construction Agent is responsible pursuant to the above-referenced incorporated provisions shall be payable with Advances to the extent that the applicable conditions precedent for such an Advance pursuant to the Operative Agreements have been satisfied or waived.


                            [signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                        SHURGARD STORAGE CENTERS, INC.,
                                        as the Construction Agent



                                        By:           /s/ Harrell Beck
                                           -------------------------------------
                                        Name:         Harrell Beck
                                             -----------------------------------
                                        Title:        Chief Financial Officer
                                              ----------------------------------


                                        FIRST SECURITY BANK, NATIONAL
                                        ASSOCIATION, as Owner Trustee under
                                        the Storage Centers Trust 2001, as
                                        the Lessor


                                        By:           /s/ Val T. Orton
                                           -------------------------------------
                                        Name:         Val T. Orton
                                             -----------------------------------
                                        Title:        Vice President
                                              ----------------------------------